Exhibit 10.1

        Noble Services Company LLC – Human Resources
        13135 Dairy Ashford • Suite 150 • Sugar Land, Texas
     (281) 276-6100 • www.noblecorp.com
December 20, 2022
Caroline Alting
calting@noblecorp.com

Dear Caroline,

    This letter will serve as a notice of your promotion with Noble Services Company LLC in the capacity of Senior Vice President – Operations Excellence effective on or around January 1, 2023. This position will be based in Sugar Land, Texas, and it will report directly to the Chief Executive Officer. This assignment will require you to work as directed with associated travel and on-call responsibilities.
The position will offer a semi-monthly base salary of $14,583.33 which, when annualized, is equivalent to $350,000 per year. You will be eligible to participate in the Company’s health, welfare, and 401(k) savings plans. You will also be eligible for consideration under the Short-Term Incentive Plan (with a target of 60%) and the Noble Corporation plc 2022 Long-Term Incentive Plan.
You will be eligible for up to five weeks of Paid Time Off (PTO) annually; 8.33 hours accrued per semi-monthly pay period. Your PTO balance will be prorated for the remainder of this calendar year.
You will be eligible for relocation which includes the following:
•Reasonable costs incurred in connection with sale of your primary residence, if living in an owned residence, which are incurred by you within 6 months of the effective date of employment
•Reimbursement for all reasonable expenses incurred for transportation and meals while en route to the new location
•Reimbursement for all reasonable expenses incurred for transportation and temporary living accommodation in the new location not to exceed 30 days
•A one-time miscellaneous moving allowance equal to one month’s base salary ($29,166.67) to cover all incidental expenses associated with resettlement
•A household goods shipment of one container, not to exceed 40 feet in length, by sea, or a household goods shipment of up to 1,500 net pounds by air
•Relocation of one domestic household pet
•A work visa that will allow your spouse to obtain employment
You will be responsible for any and all taxes.

For the first 24 months of your employment, if you are terminated by the Company, other than for cause as defined in the Noble Services Company LLC Employee Severance Plan or any subsequent severance plan for which you become eligible, the Company shall pay you a severance in accordance with the Maersk Drilling Severance Principles. After 24 months of employment, if you are terminated by the Company, other than for cause, the Company shall pay you a severance in accordance with the provisions of the Noble Services Company LLC Employees Severance Plan or any subsequent severance plan for which you become eligible.

        Noble Services Company LLC – Human Resources
        13135 Dairy Ashford • Suite 150 • Sugar Land, Texas
     (281) 276-6100 • www.noblecorp.com

Upon termination of the assignment, unless terminated for cause as defined in the Noble Services Company LLC Employee Severance Plan you and your qualified dependents will be repatriated to your home country. You will be reimbursed for reasonable and documented repatriation costs as per our policy.

You agree to refrain from, both during the employment relationship and after the employment relationship terminates, publishing any oral or written statements about the Company, any of its affiliates and/or the parent company, or any of such entities’ officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about the Company, any of its affiliates, or any of such entities’ business affairs, officers, employees, agents, or representatives. The rights afforded the Company and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.
By signature below, you give Noble consent to photograph, videotape, and record your image and voice to be used for internal and external Company publications. You understand that you may not receive advanced notice for the use of the image and/or voice and you will not receive any form of compensation for its use.
    This document is not intended to create, nor is it to be construed to constitute, a contract between the Company or any of its affiliates and any of its employees.
Signing of this offer letter is not considered a waiver of your Severance Agreement for a period of up to 1 year following completion of the Business Combination.
    If you are agreeable to these terms, please sign, date, and return this letter by Tuesday, December 27, 2022.
    Mikkel, we are so pleased to have the opportunity to offer you this position and I look forward to collaborating with you in this critical role.

Sincerely,

                            Robert Eifler
President and Chief Executive Officer

Accepted this ______ day of ______, 2022

______________________________
Caroline Alting